Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-163346) of Global Defense Technology & Systems, Inc. of our report dated October 29, 2010, relating to the financial statements of Signature Government Solutions, LLC, for the period from commencement of operations (September 1, 2009) through December 31, 2009, which is included in this Form 8-K/A.

/s/ Mayer Hoffman McCann P.C.

Boca Raton, Florida March 4, 2011